As filed with the Securities and Exchange Commission on April 26, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ambrx Biopharma Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not applicable
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

10975 North Torrey Pines Road

La Jolla, California 92037, United States

(Address of principal executive offices) (Zip code)

2021 Equity Incentive Plan

2021 Employee Share Purchase Program

(Full title of the plan)

Feng Tian, Ph.D.

President, Chief Executive Officer and Chairman of the Board of Directors

Ambrx Biopharma Inc.

10975 North Torrey Pines Road

La Jolla, California 92037, United States

(858) 875-2400

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Patrick Loofbourrow

Carlos Ramirez

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

+1 858 550 6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

The Registrant is filing this Registration Statement on Form S-8 for the purpose of registering (i) an additional 13,506,027 ordinary shares (an equivalent of 1,929,432 American Depositary Shares) under the Ambrx Biopharma Inc. 2021 Equity Incentive Plan (the “2021 Plan”), pursuant to the provisions of the 2021 Plan which provide for annual automatic increases in the number of shares of common stock reserved for issuance under the 2021 Plan, and (ii) an additional 2,701,205 ordinary shares (an equivalent of 385,886 American Depositary Shares) under the Ambrx Biopharma Inc. 2021 Employee Share Purchase Program (the “2021 ESPP”), pursuant to the provisions of the 2021 ESPP which provide for annual automatic increases in the number of shares of common stock reserved for issuance under the 2021 ESPP.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

The following documents, which have been filed with the U.S. Securities and Exchange Commission (the “Commission”) by Ambrx Biopharma Inc. (the “Registrant”) are hereby incorporated by reference into this Registration Statement:

(a) the contents of the Registration Statement on Form S-8 previously filed with the Commission on June 22, 2021 (File No. 333-257264);

(b) the Registrant’s Annual Report on  Form 20-F for the year ended December 31, 2021, filed with the Commission on April 26, 2022;

(c) the Registrant’s Reports on Form 6-K furnished to the Commission on January  4, 2022 and February 7, 2022.

(d) the description of ADSs representing the Registrant’s ordinary shares contained in the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2021, filed with the Commission on April 26, 2022, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as to specific section of such statements as set forth therein.

Under no circumstances shall any information furnished on Form 6-K be deemed incorporated herein by reference unless such Form 6-K expressly provides to the contrary.

Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect.	S-8	333-257264	4.2	06/22/2021

4.2	Deposit Agreement between the Registrant and JPMorgan Chase Bank, N.A., as depositary and holders and beneficial owners of the American Depositary Shares.	S-8	333-257264	4.4	06/22/2021

4.3	Form of American Depositary Receipt (included in Exhibit 4.2).	F-1	333-256639	4.3	05/28/2021

4.4	Registrant’s Specimen Certificate for ordinary shares.	F-1/A	333-256639	4.1	06/14/2021

5.1+	Opinion of Maples and Calder (Hong Kong) LLP, regarding the validity of the ordinary shares being registered.

23.1+	Consent of Deloitte & Touche LLP, an independent registered public accounting firm..

23.2+	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1).

24.1+	Power of Attorney (included on the signature page of this Form S-8).

99.1	Ambrx Biopharma Inc. 2021 Equity Incentive Plan (including Forms of Option Grant Notice, Option Agreement, Notice of Exercise, Restricted Share Unit Award Notice and Restricted Share Unit Award Agreement thereunder).	F-1/A	333-256639	10.16	06/14/2021

99.2	Ambrx Biopharma Inc. 2021 Employee Share Purchase Program.	F-1/A	333-256639	10.17	06/14/2021

107+	Filing Fee Exhibit

+ Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in La Jolla, California, on April 26, 2022.

Ambrx Biopharma Inc.

By:	/s/ Feng Tian, Ph.D.
Feng Tian, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Feng Tian, Ph.D. and Sonja Nelson, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Feng Tian	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	April 26, 2022
Feng Tian, Ph.D.

/s/ Sonja Nelson	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 26, 2022
Sonja Nelson

/s/ Xiaowei Chang	Director	April 26, 2022
Xiaowei Chang

/s/ Xiao Le	Director	April 26, 2022
Xiao Le

/s/ Paul Maier	Director	April 26, 2022
Paul Maier

/s/ Katrin Rupalla	Director	April 26, 2022
Katrin Rupalla, Ph.D.

/s/ Olivia C. Ware	Director	April 26, 2022
Olivia C. Ware

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Ambrx Biopharma Inc., has signed this registration statement on April 26, 2022.

Authorized U.S. Representative

FENG TIAN, PH.D.

By:	/s/ Feng Tian, Ph.D.

Name:	Feng Tian, Ph.D.

Title:	Chief Executive Officer